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                                 EXHIBIT 23 (i)



                                                                October 30, 2003



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
                               OPINION OF COUNSEL

         Re:      Opinion of Counsel

Dear Ladies & Gentlemen:

It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassesable.


                                            HENDERSON, WETHERILL, O'HEY & HORSEY



                            BY:  s/ Edward Fackenthal
                                ---------------------
                                Edward Fackenthal